Exhibit 10.1

FORM OF INDEMNIFICATION AGREEMENT

THIS AGREEMENT is entered into, effective as of [EFFECTIVE DATE], between MOBILEYE GLOBAL INC., a Delaware corporation (the “Company”) and [INDEMNITEE] (“Indemnitee”).

WHEREAS, it is essential to the Company to retain and attract as directors, officers and employees the most capable persons available;

WHEREAS, Indemnitee is a director, and/or officer, and/or employee of the Company or is serving with another enterprise at the Company’s request;

WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims currently being asserted against directors, officers and employees of corporations; and

WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability in order to enhance Indemnitee’s continued and effective service to the Company, and in order to induce Indemnitee to provide services to the Company as a director, officer or employee, the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained which includes Indemnitee as a covered party, for the coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies.

NOW, THEREFORE, in consideration of the above premises and of Indemnitee’s continuing to serve the Company directly or, at its request, with another enterprise, and intending to be legally bound hereby, the parties agree as follows:

1.	Certain Definitions.

(a)               Board: the Board of Directors of the Company.

(b)               Change in Control: shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the total voting power represented by the Company’s then outstanding Voting Securities, or (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least eighty percent (80%) of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company’s assets.

(c)               Corporate Status: describes the status of a person who is or was a director, officer or employee of the Company, or while a director, officer or employee, is or was serving at the request of the Company as a director, officer, employee, trustee, agent, limited partner, member or fiduciary of another foreign or domestic corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation that such person is or was serving at the request of the Company. By entering into this Agreement, Indemnitee is deemed to be serving at the request of the Company, and the Company is deemed to be requesting such service.

(d)               Delaware Court: means the Court of Chancery of the State of Delaware.

(e)               Disinterested Director: a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(f)                Expenses: any expense, including without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees and expenses of experts, including accountants and other advisors, travel expenses, duplicating costs, postage, delivery service fees, filing fees, and all other disbursements or expenses incurred in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding, and any expenses of establishing a right to payment under Sections 2, 4 and 5 of this Agreement.

(g)               [RESERVED]

(h)               Independent Counsel: the person or body appointed in connection with Section 3.

(i)                 Potential Change in Control: shall be deemed to have occurred if (i) the Company enters into an agreement or arrangement, the consummation of which would result in the occurrence of a Change in Control; (ii) any person (including the Company) publicly announces an intention to take or to consider taking actions that, if consummated, would constitute a Change in Control; (iii) any person (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), who is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing ten percent (10%) or more of the combined voting power of the Company’s then outstanding Voting Securities, increases his beneficial ownership of such securities by five percent (5%) or more over the percentage so owned by such person on the date hereof, or (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

(j)                 Proceeding: any threatened, pending, or completed action, suit, arbitration, alternative dispute mechanism, inquiry, administrative or legislative hearing, investigation or any other actual, threatened or completed proceeding, including any and all appeals, whether conducted by the Company or any other party, whether civil, criminal, administrative, investigative, or other, in which Indemnitee was, is or will be involved as a party or otherwise, by reason of his or her Corporate Status, by reason of any action taken by him or her or of any inaction on his or her part while acting in his or her Corporate Status; in each case whether or not he or she is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement; including one pending on or before the date of this Agreement.

(k)               Reviewing Party: the person or body appointed in accordance with Section 3.

(l)                 Voting Securities: any securities of the Company that vote generally in the election of directors.

2.                  Agreement to Indemnify.

(a)               General Agreement. In the event Indemnitee was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Proceeding by reason of (or arising in part out of) Indemnitee’s Corporate Status, the Company shall indemnify Indemnitee from and against any and all Expenses, liability or loss, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Company to provide broader indemnification rights than were permitted prior thereto). The parties hereto intend that this Agreement shall provide for indemnification in excess of that expressly permitted by statute.

(b)               Initiation of Proceeding. Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification or advancement pursuant to this Agreement in connection with any Proceeding initiated by Indemnitee against the Company or any director or officer of the Company unless (i) the Company has joined in or the Board has consented to the initiation of such Proceeding; (ii) the Proceeding is one to enforce rights under Section 5; or (iii) the Proceeding is instituted after a Change in Control.

(c)               Expense Advances. Notwithstanding any other provision of this Agreement, the Company shall advance any and all Expenses to Indemnitee (an “Expense Advance”) in connection with any Proceeding by reason of Indemnitee’s Corporate Status within thirty (30) calendar days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances, whether prior to or after final disposition of any Proceeding. Advances shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the provisions of this Agreement. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by a written undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses. Advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement if requested by Indemnitee. If Indemnitee has commenced legal proceedings in a court of competent jurisdiction in the State of Delaware to secure a determination that Indemnitee should be indemnified under applicable law, as provided in Section 4, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or have lapsed). Indemnitee’s obligation to reimburse the Company for Expense Advances shall be unsecured and no interest shall be charged thereon.

(d)               Mandatory Indemnification. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding relating in whole or in part to Indemnitee’s Corporate Status or in defense of any issue or matter therein, Indemnitee shall be indemnified against all Expenses incurred in connection therewith. For purposes of this Agreement and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, or settlement of such claim prior to a final judgment by a court of competent jurisdiction with respect to such Proceeding, shall be deemed to be a successful result as to such claim, issue or matter.

(e)               Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. .

3.                  Reviewing Party.

(a)               Prior to any Change in Control, the person, persons or entity (the “Reviewing Party”) who shall determine whether Indemnitee is entitled to indemnification in the first instance shall be (a) the Board of Directors of the Company acting by a majority vote of Disinterested Directors, whether or not such majority constitutes a quorum of the Board of Directors; (b) a committee of Disinterested Directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum; or (c) if there are no Disinterested Directors, or if the Disinterested Directors so direct, by Independent Counsel (as described below in Section 3(b)) in a written determination to the Board of Directors, a copy of which shall be delivered to Indemnitee.

(b)               After a Change in Control, the Reviewing Party shall be the Independent Counsel referred to below. With respect to all matters arising from a Change in Control (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control) concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or under applicable law or the Company’s articles of incorporation or by-laws now or hereafter in effect relating to indemnification, the Company shall seek legal advice only from Independent Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company or the Indemnitee (other than in connection with indemnification matters) within the last five years. The Independent Counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. Such counsel, among other things, shall determine whether Indemnitee is entitled to indemnification and render its written determination to the Company and Indemnitee. The Company agrees to pay the reasonable fees of the Independent Counsel and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the engagement of Independent Counsel pursuant hereto.

4.                  Indemnification Process and Appeal.

(a)               Indemnification Payment. Indemnitee shall be entitled to indemnification of Expenses, and shall receive payment thereof, from the Company in accordance with this Agreement within thirty (30) calendar days after Indemnitee has made written demand on the Company for indemnification (which written demand shall include such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification), unless the Reviewing Party has provided a written determination to the Company that Indemnitee is not entitled to indemnification under applicable law. The Reviewing Party making the determination with respect to Indemnitee’s entitlement to indemnification shall notify Indemnitee of such written determination no later than two (2) business days thereafter.

(b)               Suit to Enforce Rights. If (i) no determination of entitlement to indemnification shall have been made within thirty (30) calendar days after Indemnitee has made a demand in accordance with Section 4(a), (ii) payment of indemnification pursuant to Section 4(a) is not made within thirty (30) calendar days after a determination has been made that Indemnitee is entitled to indemnification, (iii) the Reviewing Party determines pursuant to Section 3 that Indemnitee is not entitled to indemnification under this Agreement, or (iv) Indemnitee has not received advancement of Expenses within thirty (30) calendar days after making such a request in accordance with Section 2(c), then Indemnitee shall have the right to enforce its rights under this Agreement by commencing litigation in any court of competent jurisdiction in the State of Delaware seeking an initial determination by the court or challenging any determination by the Reviewing Party or any aspect thereof. The Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party not challenged by the Indemnitee on or before the first anniversary of the date of the Reviewing Party’s determination shall be binding on the Company and Indemnitee. The remedy provided for in this Section 4 shall be in addition to any other remedies available to Indemnitee in law or equity.

(c)               Defense to Indemnification, Burden of Proof, and Presumptions.

(i)                 To the maximum extent permitted by applicable law in making a determination with respect to entitlement to indemnification hereunder, the Reviewing Party shall presume that an Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 4(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by the Reviewing Party of any determination contrary to that presumption.

(ii)              It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim for Expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking has been tendered to the Company) that it is not permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed.

(iii)            In connection with any action brought pursuant to Section 4(c)(ii) as to whether Indemnitee is entitled to be indemnified or to receive an Expense Advance hereunder, it shall be presumed that an Indemnitee is entitled to payment and the burden of proving Indemnitee is not entitled to payment under this Agreement shall be on the Company.

(iv)             Neither the failure of the Reviewing Party or the Company (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action by Indemnitee that indemnification of the claimant is proper under the circumstances because Indemnitee has met the standard of conduct set forth in applicable law, nor an actual determination by the Reviewing Party or Company (including its Board, independent legal counsel, or its stockholders) that the Indemnitee had not met such applicable standard of conduct, shall be admissible as evidence in any such action for any purpose.

(v)               For purposes of this Agreement, the termination of any claim, action, suit, or proceeding, by judgment, order, settlement (whether with or without court approval), conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

5.                  Indemnification for Expenses Incurred in Enforcing Rights. To the maximum extent permitted by applicable law, the Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall advance such Expenses to Indemnitee on such terms and conditions as the Board of Directors deems appropriate, that are incurred by Indemnitee in connection with any claim asserted against or action brought by Indemnitee for (i) enforcement of this Agreement, (ii) indemnification of Expenses or Expense Advances by the Company under this Agreement or any other agreement or under applicable law or the Company’s articles of incorporation or by-laws now or hereafter in effect relating to indemnification by reason of Indemnitee’s Corporate Status, and/or (iii) recovery under directors’ and officers’ liability insurance policies maintained by the Company.

6.                  Notification and Defense of Proceeding.

(a)               Notice. Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission so to notify the Company will not relieve it from any liability that it may have to Indemnitee.

(b)               Defense. With respect to any Proceeding as to which Indemnitee notifies the Company of the commencement thereof, the Company will be entitled to participate in the Proceeding at its own expense and except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee. Indemnitee shall have the right to employ his own counsel in such Proceeding, but all Expenses related thereto incurred after notice from the Company of its assumption of the defense shall be at Indemnitee’s expense unless: (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of the Proceeding, (iii) after a Change in Control, the employment of counsel by Indemnitee has been approved by the Independent Counsel, or (iv) the Company shall not within sixty (60) calendar days in fact have employed counsel to assume the defense of such Proceeding, in each of which case all Expenses of the Proceeding shall be borne by the Company; and (v) if the Company has selected counsel to represent Indemnitee and other current and former directors, officers and employees of the Company in the defense of a Proceeding, and a majority of such persons, including Indemnitee, reasonably object to such counsel selected by the Company pursuant to this Section 6(b), then such persons, including Indemnitee, shall be permitted to employ one (1) additional counsel of their choice and the reasonable fees and expenses of such counsel shall be at the expense of the Company; provided, however, that such counsel shall be chosen from amongst the list of counsel, if any, approved by any company with which the Company obtains or maintains insurance. In the event separate counsel is retained by an Indemnitee pursuant to this Section 6(b), the Company shall cooperate with Indemnitee with respect to the defense of the Proceeding, including making documents, witnesses and other reasonable information related to the defense available to the Indemnitee and such separate counsel pursuant to joint-defense agreements or confidentiality agreements, as appropriate. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the determination provided for in (ii) above.

(c)               Settlement of Claims. The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without the Company’s written consent, provided, however, that if a Change in Control has occurred, the Company shall be liable for indemnification of Indemnitee for amounts paid in settlement if the Independent Counsel has approved the settlement. The Company shall not settle any Proceeding in which Indemnitee is or could have been a party without Indemnitee’s written consent unless such settlement solely involves the payment of money (which shall be paid or compensated by the Company) and includes a complete and unconditional release of the Indemnitee from all liability on any claims that are the subject matter of such Proceeding. Neither the Company nor the Indemnitee will unreasonably withhold their consent to any proposed settlement. The Company shall not be liable to indemnify the Indemnitee under this Agreement with regard to any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action; the Company’s liability hereunder shall not be excused if participation in the Proceeding by the Company was barred by this Agreement.

7.                  Establishment of Trust. In the event of a Change in Control or a Potential Change in Control, the Company shall, upon written request by Indemnitee, create a Trust for the benefit of the Indemnitee and from time to time upon written request of Indemnitee shall fund the Trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for, participating in, and/or defending any Proceeding. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by the Reviewing Party. The terms of the Trust shall provide that upon a Change in Control, (i) the Trust shall not be revoked or the principal thereof invaded, without the written consent of the Indemnitee, (ii) the Trustee shall advance, within ten business days of a request by the Indemnitee, any and all Expenses to the Indemnitee (and the Indemnitee hereby agrees to reimburse the Trust under the same circumstances for which the Indemnitee would be required to reimburse the Company under Section 2(c) of this Agreement), (iii) the Trust shall continue to be funded by the Company in accordance with the funding obligation set forth above, (iv) the Trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in the Trust shall revert to the Company upon a final determination by the Reviewing Party or a court of competent jurisdiction, as the case may be, that the Indemnitee has been fully indemnified under the terms of this Agreement. The Trustee shall be chosen by the Indemnitee. Nothing in this Section 7 shall relieve the Company of any of its obligations under this Agreement. All income earned on the assets held in the Trust shall be reported as income by the Company for federal, state, local, and foreign tax purposes. The Company shall pay all costs of establishing and maintaining the Trust and shall indemnify the Trustee against any and all expenses (including attorneys’ fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the establishment and maintenance of the Trust.

8.                  Non-Exclusivity. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the laws of the State of Delaware, the Company’s articles of incorporation, by-laws, applicable law, or otherwise. . To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company’s articles of incorporation, by-laws, applicable law, or this Agreement, it is the intent of the parties that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change.

9.                  Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors’ or officers’ liability insurance, Indemnitee, if a director or officer of the Company, shall be covered by such policy or policies, in accordance with its or their terms. To the extent that the Company maintains any policies of directors’ and officers’ liability insurance, the Company shall maintain similar and equivalent insurance for the benefit of Indemnitee.

10.              Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company or any affiliate of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors, or personal or legal representatives after the expiration of two (2) years from the date of accrual of such cause of action, or such longer period as may be required or permitted by federal or state law under the circumstances. Any claim or cause of action of the Company or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action the shorter period shall govern.

11.              Amendment of this Agreement. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof. This Agreement shall supersede and replace any prior indemnification agreements entered into by and between the Company and Indemnitee and any such prior agreements shall be terminated upon execution of this Agreement.

12.              Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

13.              Contribution. To the fullest extent permissible under applicable law, if the indemnification and hold harmless rights provided for in this Agreement are unavailable to Indemnitee in whole or in part for any reason whatsoever, the Company, in lieu of indemnifying or holding harmless Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for judgments, liabilities, fines, penalties, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee. The Company hereby agrees to fully indemnify and hold harmless Indemnitee from any claims for contribution which may be brought by officers, directors or employees of the Company other than Indemnitee who may be jointly liable with Indemnitee. If, for any reason, Indemnitee shall elect or be required by applicable law or court order to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute such amount of Expenses, judgments, fines and amounts paid in settlement that is actually and reasonably incurred and paid or payable by Indemnitee and that is proportionate to the relative benefits from the transaction or events from which such action, suit or proceeding arose received by (a) the Company and all officers, directors or employees of the Company (excluding Indemnitee), who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and (b) Indemnitee, on the other hand.

14.              No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, by law, or otherwise) of the amounts otherwise indemnifiable hereunder.

15.              Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director, officer or employee of the Company or of any other enterprise at the Company’s request.

16.              Severability. If any provision (or portion thereof) of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void, or otherwise unenforceable, that is not itself invalid, void, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void, or unenforceable.

17.              Governing Law and Consent to Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such State without giving effect to the principles of conflicts of laws. The Company and Indemnitee hereby irrevocably and unconditionally: (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court and not in any other state or federal court in the United States of America or any court in any other country; (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement; (c) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court; and (d) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum, or is subject (in whole or in part) to a jury trial.

18.              Notices. All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or sent by overnight delivery, or mailed, postage prepaid, certified or registered mail, return receipt requested, and addressed to the Company at the location below, or if sent by email to the recipient indicated below:

Har Hotzvim, 13 Hartom Street
P.O. Box 45157
Jerusalem 9777513, Israel
Attn: Corporate Secretary

and to Indemnitee at an address or email provided by Indemnitee to the Company.

Notice of change of address shall be effective only when done in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the date of delivery or on the third business day after mailing.

19.              Signature. This Agreement and any amendments may be executed in one or more counterparts, all of which shall be considered one and the same agreement. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to email will be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day specified above.

COMPANY:

Mobileye Global Inc., a Delaware corporation

By:
Printed Name:
Its:

INDEMNITEE:

By:
Printed Name: [INDEMNITEE]

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